UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2013

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2013, Flextronics International Ltd. (the “Company”) completed the issuance and sale of $500,000,000 aggregate principal amount of its 4.625% Notes due 2020 (the “2020 Notes”) and $500,000,000 aggregate principal amount of its 5.000% Notes due 2023 (the “2023 Notes” and, together with the 2020 Notes, the “Notes”) through a private placement to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Company received net proceeds of approximately $990.6 million from the Notes Offering and used those proceeds, together with $9.4 million of cash on hand, to repay $1 billion of outstanding borrowings under its 2007 term loan facility, which is scheduled to mature in October 2014 (the “2007 Term Loan Facility”).

Indenture

The Notes were issued pursuant to an indenture, dated as of February 20, 2013 (the “Indenture”), between the Company, certain subsidiaries of the Company party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee.

The 2020 Notes mature on February 15, 2020 and bear interest at a rate of 4.625% per annum, payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2013.  The 2023 Notes mature on February 15, 2023 and bear interest at a rate of 5.000% per annum, payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2013.  The Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s other existing and future senior and unsecured debt obligations.

At any time prior to maturity, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an applicable premium and accrued and unpaid interest, if any, to the applicable redemption date.

Upon the occurrence of a change of control repurchase event (as defined in the Indenture), the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.

On the issue date, the Company’s obligations under the Notes are guaranteed, jointly and severally, on an unsecured basis, by the Guarantors.

The Indenture contains covenants that, among other things, restrict the ability of the Company and certain of the Company’s subsidiaries to:

• create liens;

• enter into sale-leaseback transactions;

• create, incur, issue, assume or guarantee any funded debt; and

• consolidate or merge with, or convey, transfer or lease all or substantially all of the Company’s assets to, another person.

These covenants are subject to a number of significant limitations and exceptions set forth in the Indenture.

The Indenture provides for customary events of default, including, but not limited to, cross defaults to certain specified other debt of the Company and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the applicable trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The description of the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Guarantors also entered into a Registration Rights Agreement, dated February 20, 2013, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers in the Notes Offering (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company and the Guarantors agreed to: (i) file with the Securities and Exchange Commission, as soon as reasonably practicable, but in no event later than 180 days after February 20, 2013, a registration statement relating to a registered offer to issue new notes having terms substantially identical to the Notes (except that the new notes will not be subject to restrictions on transfer) in exchange for outstanding Notes (the “Exchange Offer”), (ii) use commercially reasonable efforts to cause such registration statement to become effective at the earliest possible time, but in no event later than 270 days after February 20, 2013 (the “Effectiveness Target Date”) and (iii) use best efforts to cause the Exchange Offer to be consummated on the earliest practicable date after such registration statement has become effective, but in no event later than 30 business days after the Effectiveness Target Date.  In certain circumstances, the Company and the Guarantors may be required to file a shelf registration statement to cover resales of the Notes.  If the Company and the Guarantors fail to satisfy these obligations, the Company may be required to pay additional interest to holders of the Notes under certain circumstances.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.4 and incorporated herein by reference.

Certain of the initial purchasers in the Notes Offering have in the past performed commercial banking, investment banking and advisory services for the Company and/or its subsidiaries from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the

Company and/or its subsidiaries in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, certain of the initial purchasers or their affiliates are lenders, and in some cases agents or managers for the lenders, under certain of the Company’s credit facilities, including the 2007 Term Loan Facility. As a result, certain of the initial purchasers or their affiliates received all or a portion of the net proceeds that the Company received from the Notes Offering.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

4.1	Indenture, dated as of February 20, 2013, by and between the Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Form of 4.625% Note due 2020 (included in Exhibit 4.1)

4.3	Form of 5.000% Note due 2023 (included in Exhibit 4.1)

4.4

Registration Rights Agreement, dated as of February 20, 2013, by and between the Company, the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: February 22, 2013	By:	/s/ Paul Read
		Name:	Paul Read
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of February 20, 2013, by and between the Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Form of 4.625% Note due 2020 (included in Exhibit 4.1)

4.3	Form of 5.000% Note due 2023 (included in Exhibit 4.1)

4.4

Registration Rights Agreement, dated as of February 20, 2013, by and between the Company, the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers named therein.